Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Citi Trends, Inc. (the “Company”) on Form 10-K for the fiscal year ending January 28, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce D. Smith, Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2017

/s/ Bruce D. Smith
Bruce D. Smith
Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Citi Trends, Inc. and will be retained by Citi Trends, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.